EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of this 4th
                                           ---------
day of December, 2003 by and between Delta Communications Group, Inc., a Delaware corporation ("Company"), and Howard Norton ("Executive").
                       -------                        ---------

                                  Background
                                  ----------

          WHEREAS, simultaneously with the execution of this Agreement, pursuant to an Agreement and Plan of Merger, dated as of November 30, 2003 (the "Merger Agreement"), by and among the Company, Zanett, Inc. ("Zanett"), a Delaware corporation, Executive and DeltaData, Inc., a California corporation ("DCG"), DCG is being merged with and into the Company, with the Company surviving the merger as a Delaware corporation named Delta Communication Group Inc. (the "Merger") (capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement); and

          WHEREAS, Company desires to employ Executive, and Executive desires to be employed by Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with Company's operations and management and will learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 14 of this Agreement constitute essential elements hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    Terms
                                    -----

          1.     Definitions.  The following words and phrases shall have the
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meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

                 (a)    "Base Salary" shall have the meaning set forth in
                         -----------
Section 5.

                 (b)    "Board" shall mean the Board of Directors of Company
                         -----
or any successor thereto.

                 (c)    "Cause," as determined by the Board in good faith,
                         -----
shall mean Executive has --
                        (1) failed to perform his stated duties (including by omission) and not cured such failure (if curable) within 15 days of his receipt of written notice of the failure, which notice shall identify the duties not performed and shall
                request  performance of such duties;   If the Company
                experiences a loss of revenue of more than 20% in any year, Executive shall be deemed to have failed to perform his stated duties.

                       (2) materially breached any provision of this Agreement and not cured such breach (if curable) within 15 days of his receipt of written notice of the breach;

                       (3) demonstrated his personal dishonesty in connection with his employment by the Company that may reasonably be expected to have a material adverse effect, determined in the judgment of the Board, on the Company;

                       (4)    engaged in willful misconduct;

                       (5)    engaged in a breach of fiduciary duty;

                       (6) willfully violated any law, rule or regulation, or final cease-and-desist order (other than minor traffic violations or similar offenses) that may reasonably be expected to have a material adverse effect, determined in the judgment of the Board, on the Company; or

                       (7) engaged in other serious misconduct of such a nature that may reasonably be expected to have a material adverse effect, determined in the judgment of the Board, on the Company

                (d) "Disability," as determined by the Board in good faith, shall mean Executive's inability to perform his duties hereunder by reason of any physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than 3 months.

                (e)    "Good Reason" shall mean:

                       (1) a material breach of this Agreement by Company which is not cured by Company within 15 days of its receipt of written notice of the breach;

                       (2) without Executive's express written consent, the Board reduces Executive's Base Salary or the aggregate fringe benefits provided to Executive (except to the extent permitted by Section 5 or Section 6, respectively); provided, Executive resigns within 30 days after the change objected to; or

                       (3) Company fails to obtain the assumption of this Agreement by any successor to Company.

                 (f)    "Principal Executive Office" shall mean Company's
                         --------------------------
principal office for executives, presently located at 65 Enterprise, Suite 150, Aliso Viejo, CA 92656.

                 (g)    "Termination Date" shall mean the date specified in
                         ----------------
the Termination Notice.

                 (h)    "Termination Notice" shall mean a dated notice which:
                         ------------------
(i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 15(e).

          2.     Employment.  Company hereby employs Executive as President
                 ----------
and Chief Executive Officer and Executive hereby accepts such employment and agrees to render services to Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive's primary place of employment shall be at the Principal Executive Office. It is understood that Executive may from time to time be reasonably required to travel in furtherance of or in connection with the business of Company.

          3.     Term.  Unless earlier terminated by Executive or Company as
                 ----
provided in Section 10 hereof, the term of Executive's employment under this Agreement shall commence on the date of this Agreement and terminate on November 30, 2007.

          4.     Duties.  Executive shall:
                 ------

                (a) faithfully and diligently do and perform all such acts and duties, and furnish such services as are assigned to Executive as of the date this Agreement is signed, and such additional or different acts, duties and services as the Board may assign in the future; and

                (b) devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than Company without the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.

          5.    Compensation.
                ------------

                (a) Company shall compensate Executive for his services at a minimum base salary of $96,000 per year ("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Board, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, officers of Company).

                (b) Within 10 days after execution of this Agreement, the Company shall cause to be granted to Executive options to purchase 100,000 shares of Zanett common stock at a fair market value (as determined by the Board of Directors of Zanett on the date of grant) and having such other terms and conditions as are provided for in Zanett's Stock Incentive Plan.

          6.     Benefit Plans.  Executive shall be entitled to participate in
                 -------------
and receive benefits under any employee benefit plan or stock-based plan of Company, and shall be eligible for any other plans and benefits covering officers of Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. Company shall not make any change in such plans or benefits which would adversely affect Executive's rights thereunder, unless such change affects all, or substantially all, officers of Company.

          7.     Vacation.  Executive shall be entitled to paid annual
                 --------
vacation in accordance with the policies established from time to time by the Board, which in no event shall be less than four weeks per annum. Regardless of what the Company's standard vacation policy may be, Executive shall not be entitled to extra cash payments for any vacation he does not utilize.

          8.     Business Expenses.  Company shall reimburse Executive or
                 -----------------
otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Company, including, but not limited to, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board.

          9.     Disability.  In the event Executive incurs a Disability,
                 ----------
Executive's obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive.

          10.    Termination
                 -----------

                 (a)    Termination without Salary Continuation.  In the event
                        ---------------------------------------
(i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive's employment is terminated by Company due to his Disability or death, or for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

                 (b)    Termination with Salary Continuation.  In the event
                        ------------------------------------
(i) Executive's employment is terminated by Company for a reason other than Disability, death or Cause, or (ii) Executive terminates his employment for Good Reason, then Company shall:

                        (1) pay Executive a severance amount equal to the lesser of (i) one-half (1/2) times Executive's Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment, or
                 (ii) the unpaid portion of Executive's Base Salary (determined without regard to any reduction in violation of Section 5) for the remainder of the term of this Agreement; the severance amount shall be paid in a single sum within 30 days following the Termination Date; the Company shall also pay to Executive additional severance obligations as may be agreed upon by Executive and Company on any schedule to this Agreement; and

                        (2) maintain and provide to Executive, at no cost to Executive, for a period ending at the earliest of (i) the expiration of six-months from Executive's last day of active employment; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.

                 (c)    Termination Notice.  Except in the event of
                        ------------------
Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

          11.     Withholding.  Company shall have the right to withhold from
                  -----------
all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

          12.     Assignability.  Company may assign this Agreement and its
                  -------------
rights and obligations hereunder in whole, but not in part, to any entity to which Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of Company hereunder as fully as if it had been originally made a party hereto. Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by Company.

          13.     Death of Executive.  Any amounts due Executive under this
                  ------------------
Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive's death shall be paid in a single sum as soon as practicable after Executive's death to Executive's surviving spouse, or if none, to the duly appointed personal representative of his estate.

          14.     Restrictive Covenants.
                  ---------------------

                  (a)    Covenant Not to Compete.  During the term of this
                         -----------------------
Agreement and for a period of four years following the date of this Agreement, Executive shall not, directly or indirectly, in the United States (i) engage in the business of providing information technology consulting services (the "Business"), (ii) be or become a stockholder, partner, owner, officer, director or employee of, or a consultant to, any person or entity engaging in such activities; (iii) solicit the employment of any person who is an employee of Company as of the Termination Date; (iv) hire or employ any person who is an employee of Company as of the Termination Date; or (v) solicit any Person who is a client or customer of the Company, Zanett or any of their affiliates to sell such Person services competitive with those being offered by the Company, Zanett or any of their affiliates. Notwithstanding anything herein to the contrary, nothing herein shall prohibit Executive from owning, as a passive investor, in the aggregate not more than five percent (5%) of the outstanding shares of capital stock or other beneficial ownership interests of any entity (other than a successor in interest to Company) engaged in the Business.

                (b)    Confidentiality.  Executive acknowledges a duty of
                       ---------------
confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company, Zanett or any of their affiliates obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against Company and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control. The above restrictions do not apply to information which is currently in the possession of Executive, which information is not subject to any prior confidentiality agreement, shown by written records, and shall cease when, but only to the extent that, through no fault of Executive, such information comes into the public domain or is received by Executive from a third party having a bona fide right to disclose such information.

                (c)    Inventions and Improvements.  Executive shall promptly
                       ---------------------------
communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 14(c) shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise coop-erate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

                (d)    Breach of Covenant.  Any breach or violation of the
                       ------------------
provisions in this Section 14 by Executive will result in forfeiture by Executive and all other persons of all rights to any further payments or benefits under this Agreement, and in such event Company shall have no further obligation to pay any amounts related thereto. Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 14 and that Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Section 14 are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable.

          15.     Miscellaneous
                  -------------

                (a)    Amendment.  No provision of this Agreement may be
                       ---------
amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on Company's behalf.

                (b)    Prior Employment.  Executive represents and warrants
                       ----------------
that his acceptance of employment with Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person.

                (c)    Severability.  If any provision of this Agreement or
                       ------------
the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

                (d)    Binding Effect.  This Agreement shall be binding upon
                       --------------
and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators.

                (e)    Notice.  For purposes of this Agreement, notices and
                       ------
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     If to the Company:
     -----------------

               Delta Communications Group, Inc.
               65 Enterprise, Suite 150
               Aliso Viejo, CA 92656




     With a copy to:
     --------------

               Zanett, Inc.
               135 E. 57th Street, 15th Floor
               New York, NY 10022
               Attn: Chief Legal Officer
               Fax: (212) 753-5304

     If to the Executive:
     -------------------

               Howard Norton
               52 N Portola
               Laguna Beach, CA 92651


                (f)    Entire Agreement.  This Agreement sets forth the entire
                       ----------------
understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

                (g)    Governing Law.  The internal law, without regard for
                       -------------
conflicts of law principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.
























































          IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                    DELTA COMMUNICATIONS GROUP, INC.



                    By: /s/ Howard Norton
                        -----------------
                    Title: Chief Executive Officer
                          ------------------------


                    HOWARD NORTON


                    /s/ Howard Norton
                    -----------------




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